UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report: March 6, 2017 (Date of earliest event reported)
ImmuCell Corporation (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-12934 (Commission File Number)	01-0382980 (IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine (Address of principal executive offices)		04103 (Zip Code)
207-878-2770 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; and Compensatory Arrangements of Certain Officers

On March 6, 2017, Ms. Bobbi Jo Brockmann was appointed to serve as a member of the Company's Board of Directors, effective March 7, 2017. This recommendation was made by the Nominating Committee of the Board and approved by the Board of Directors.

Item 1.01 –Entry into a Material Definitive Agreement

Item 5.02 –Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; and Compensatory Arrangements of Certain Officers

On March 6, 2017, the Company entered into an Incentive Compensation Agreement with Bobbi Jo Brockmann, its Vice President of Sales and Marketing. Under this agreement, Ms. Brockmann could earn up to $30,000 per year if certain performance objectives of the sales team are met and up to $100,000 if certain sales objectives of Mast Out® are achieved within eighteen months of product approval by the FDA.

On March 6, 2017, the Company entered into an Incentive Compensation Agreement with Elizabeth L. Williams, its Vice President of Manufacturing Operations. Under this agreement, Ms. Williams could earn $100,000 if FDA approval of Mast Out® is achieved by December 31, 2019 or $50,000 if FDA approval of Mast Out® is achieved by December 31, 2020.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 8, 2017	IMMUCELL CORPORATION

By:	/s/Michael F Brigham
Michael F. Brigham
President and CEO

Exhibit Index

Exhibit No. Description

EX-99.1	Press Release of ImmuCell Corporation dated March 8, 2017.

EX-99.2	Incentive Compensation Agreement between the Company and Bobbi Jo Brockmann dated March 6, 2017.

EX-99.3	Incentive Compensation Agreement between the Company and Elizabeth L. Williams dated March 6, 2017.